SLM Student Loan Trust 1998-2 Quarterly Servicing Report

Collection Period 04/01/2005 - 06/30/2005 Distribution Date 07/25/2005

I. Deal Parameters

A	Student Loan Portfolio Characteristics		06/18/1998	03/31/2005	06/30/2005
	Principal Balance		$2,955,578,270.00	$651,722,465.35	$586,565,498.29
	Interest to be Capitalized Balance		50,674,160.00	3,347,732.60	2,849,017.81

	Pool Balance		$3,006,252,430.00	$655,070,197.95	$589,414,516.10
	Specified Reserve Account Balance		7,515,631.00	- N/A -	- N/A -

	Adjusted Pool (1)		$3,013,768,061.00	$655,070,197.95	$589,414,516.10

	Weighted Average Coupon (WAC)		8.28%	6.27%	6.38%
	Weighted Average Remaining Term		125.00	98.41	98.15
	Number of Loans		732,090	183,938	167,018
	Number of Borrowers		343,839	94,939	87,364

	Since Issued CPR			9.75%	10.02%

(1)	The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40% of the original pool.

B	Debt Securities	Cusip/Isin	04/25/2005		07/25/2005

	A1	78442GBA3	$—		$—
	A2	78442GBB1	$549,320,197.95		$483,664,516.10
	Certs	78442GBC9	$105,750,000.00		$105,750,000.00

C	Account Balances		04/25/2005		07/25/2005

	Reserve Account Balance		$3,006,252.00		$3,006,252.00

D	Asset/Liability		04/25/2005		07/25/2005

	Adjusted Pool Balance		$655,070,197.95		$589,414,516.10
	Total Notes		$655,070,197.95		$589,414,516.10
	Difference		$—		$—

	Parity Ratio		1.00000		1.00000

II. Trust Activity 04/01/2005 through 06/30/2005

A	Student Loan Principal Receipts
	Borrower Principal	25,909,114.82
	Guarantor Principal	7,005,757.99
	Consolidation Activity Principal	35,214,420.97
	Seller Principal Reimbursement	10,051.57
	Servicer Principal Reimbursement	3,144.52
	Rejected Claim Repurchased Principal	2,408.79
	Other Principal Deposits	9,794.65

	Total Principal Receipts	$68,154,693.31

B	Student Loan Interest Receipts
	Borrower Interest	5,896,447.60
	Guarantor Interest	407,173.37
	Consolidation Activity Interest	344,067.89
	Special Allowance Payments	1,248,863.75
	Interest Subsidy Payments	565,711.16
	Seller Interest Reimbursement	2,244.70
	Servicer Interest Reimbursement	25,812.06
	Rejected Claim Repurchased Interest	237.15
	Other Interest Deposits	372,650.75

	Total Interest Receipts	$8,863,208.43

C	Investment Income	$397,438.16

D	Funds Borrowed from Next Collection Period	$—

E	Funds Repaid from Prior Collection Period	$—

F	Loan Sale or Purchase Proceeds	$—

G	Initial Deposits to Collection Account	$—

H	Other Deposits	$292,297.27

I	Less: Funds Previously Remitted:
	Servicing Fees	$(772,277.31)
	Consolidation Loan Rebate Fees	$(528,343.62)

	Total Funds Previously Remitted	$(1,300,620.93)

J	AVAILABLE FUNDS	$76,407,016.24

K	Non-Cash Principal Activity During Collection Period	$(2,997,726.25)

L	Non-Reimbursable Losses During Collection Period	$1,143.11

M	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$10,990.63

N	Aggregate Loan Substitutions	$—

Trust 1998-2 Quarterly Servicing Report: Collection Period 04/01/2005 - 06/30/2005, Distribution Date 07/25/2005

III. 1998-2 Portfolio Characteristics

		06/30/2005				03/31/2005
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal
INTERIM:	IN SCHOOL	3.98%	581	$1,855,211.35	0.316%	3.83%	884	$3,036,074.86	0.466%

	GRACE	3.66%	285	$1,084,139.84	0.185%	3.69%	198	$665,725.91	0.102%

	DEFERMENT	5.64%	17,228	$67,364,044.02	11.484%	5.50%	20,470	$78,557,248.79	12.054%

REPAYMENT:	CURRENT	6.62%	115,804	$360,259,493.50	61.418%	6.52%	125,971	$397,482,794.99	60.990%

	31-60 DAYS DELINQUENT	6.66%	6,139	$26,516,921.65	4.521%	6.54%	6,562	$29,475,897.39	4.523%

	61-90 DAYS DELINQUENT	6.42%	3,654	$16,755,197.17	2.856%	6.18%	3,749	$17,345,730.42	2.662%

	91-120 DAYS DELINQUENT	6.20%	2,116	$10,031,558.20	1.710%	6.18%	2,196	$10,458,314.57	1.605%

	> 120 DAYS DELINQUENT	6.03%	6,827	$32,200,285.09	5.490%	5.96%	7,315	$34,449,965.21	5.286%

	FORBEARANCE	6.10%	13,243	$65,918,795.06	11.238%	6.02%	15,300	$75,401,433.14	11.570%

	CLAIMS IN PROCESS	5.67%	1,133	$4,553,181.68	0.776%	5.49%	1,289	$4,843,247.76	0.743%

	AGED CLAIMS REJECTED	5.88%	8	$26,670.73	0.005%	4.17%	4	$6,032.31	0.001%

TOTAL			167,018	$586,565,498.29	100.00%		183,938	$651,722,465.35	100.00%

*	Percentages may not total 100% due to rounding

Trust 1998-2 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

IV. 1998-2 Portfolio Characteristics (cont’d)

	06/30/2005	03/31/2005
Pool Balance	$589,414,516.10	$655,070,197.95
Total # Loans	167,018	183,938
Total # Borrowers	87,364	94,939
Weighted Average Coupon	6.38%	6.27%
Weighted Average Remaining Term	98.15	98.41
Non-Reimbursable Losses	$1,143.11	$3,283.35
Cumulative Non-Reimbursable Losses	$2,940,857.62	$2,939,714.51
Since Issued CPR	10.02%	9.75%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$2,645.94	$11,969.24
Cumulative Rejected Claim Repurchases	$1,165,114.11	$1,162,468.17
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—

Trust 1998-2 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

V. 1998-2 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	% *

	- GSL - Subsidized	4.29%	98,011	$180,845,673.39	30.831%
	- GSL - Unsubsidized	4.08%	33,379	87,038,078.69	14.839%
	- PLUS Loans	5.27%	9,953	26,877,952.47	4.582%
	- SLS Loans	5.34%	5,882	17,523,232.35	2.987%
	- Consolidation Loans	8.66%	19,793	274,280,561.39	46.760%

	Total	6.38%	167,018	$586,565,498.29	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	% *

	- Four Year	4.43%	118,848	$265,609,231.70	45.282%
	- Two Year	4.25%	19,981	34,080,758.69	5.810%
	- Technical	4.28%	8,578	14,952,260.95	2.549%
	- Other	8.66%	19,611	271,923,246.95	46.359%

	Total	6.38%	167,018	$586,565,498.29	100.000%

C	Student Loan Rate Calculation

	Borrower Interest Accrued			8,971,246.88
	Interest Subsidy Payments Accrued			$493,093.44
	Special Allowance Payments Accrued			$1,356,897.40
	Investment Income			$397,438.16

	Net Expected Interest Collections			$11,218,675.88
	Accrual Daycount Fraction			0.249315068
	Primary Servicing Fee			$1,138,997.90
	Admin Fee			$20,000.00
	Pool Balance at Beginning of Collection Pd			$655,070,197.95
	Student Loan Rate			6.15953%

*     Percentages may not total 100% due to rounding.

Trust 1998-2 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VI. 1998-2 T-Bill Rates

Accrual Period
		Numbers of
Start Date	Through	Days Weighted	91-Day T-Bill
04/25/2005	04/25/2005	1	2.864%
04/26/2005	05/02/2005	7	2.941%
05/03/2005	05/09/2005	7	2.931%
05/10/2005	05/16/2005	7	2.911%
05/17/2005	05/23/2005	7	2.859%
05/24/2005	05/31/2005	8	2.957%
06/01/2005	06/06/2005	6	2.998%
06/07/2005	06/13/2005	7	3.029%
06/14/2005	06/20/2005	7	3.039%
06/21/2005	06/27/2005	7	3.029%
06/28/2005	07/05/2005	8	3.147%
07/06/2005	07/11/2005	6	3.214%
07/12/2005	07/24/2005	13	3.204%

Trust 1998-2 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VII. 1998-2 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$76,407,016.24
A	Primary Servicing Fee	$366,720.59	$76,040,295.65
B	Administration Fee	$20,000.00	$76,020,295.65
C	Noteholders’ Interest Distribution Amount	$5,150,411.13	$70,869,884.52
D	Certificateholders’ Return Distribution Amount	$1,049,512.25	$69,820,372.27
E	Noteholders’ Principal Distribution Amount	$65,655,681.85	$4,164,690.42
F	Certificateholders’ Balance Distribution Amount	$—	$4,164,690.42
G	Reserve Account Reinstatement	$—	$4,164,690.42
H	Carryover Servicing Fee	$—	$4,164,690.42
I	Noteholders’ Carryover Interest	$—	$4,164,690.42
J	Certificateholders’ Carryover Return	$—	$4,164,690.42
K	Excess Distribution	$4,164,690.42	$—

Trust 1998-2 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VIII. 1998-2 Distributions

A	Distribution Amounts		A2	Certs

	Cusip/Isin		78442GBB1	78442GBC9
	Beginning Balance		$549,320,197.95	$105,750,000.00
	Index		TBILL	TBILL
	Spread/Fixed Rate		0.73%	0.95%
	Daycount Fraction		0.24931507	0.24931507
	Interest Rate		3.76069%	3.98069%
	Accrued Interest Factor		0.009375973	0.009924466
	Current Interest Due		$5,150,411.13	$1,049,512.25
	Interest Shortfall from Prior Period Plus Accrued Interest		$—	$—
	Total Interest Due		$5,150,411.13	$1,049,512.25
	Interest Paid		$5,150,411.13	$1,049,512.25
	Interest Shortfall		$—	$—
	Carryover Interest Shortfall from Prior Period Plus Accrued Interest		$—	$—
	Current Interest Carryover Due		$—	$—
	Interest Carryover Paid		$—	$—
	Unpaid Interest Carryover		$—	$—
	Principal Paid		$65,655,681.85	$—
	Ending Principal Balance		$483,664,516.10	$105,750,000.00
	Paydown Factor		0.053073967	0.000000000
	Ending Balance Factor		0.390979028	1.000000000

B	Principal Distribution Reconciliation

	Prior Adjusted Pool Balance	$655,070,197.95

	Current Adjusted Pool Balance	$589,414,516.10

	Current Principal Due	$65,655,681.85

	Principal Shortfall from Previous Collection Period	0.00

	Principal Distribution Amount	$65,655,681.85

	Principal Paid	$65,655,681.85

	Principal Shortfall	$—

C	Reserve Account Reconciliation

	Beginning Period Balance	$3,006,252.00

	Reserve Funds Utilized	0.00

	Reserve Funds Reinstated	0.00

	Excess Distribution Deposit	4,164,690.42

	Balance Available	$7,170,942.42

	Required Reserve Acct Balance	$3,006,252.00

	Release to Excess Distribution Certificateholder	$4,164,690.42

	Ending Reserve Account Balance	$3,006,252.00

Trust 1998-2 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005